Exhibit 10.30

CIG WIRELESS CORP.

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of the date set forth on the signature page hereto (the “Agreement”), by and between CIG Wireless Corp., a Nevada corporation (the “Company”), and Paul McGinn (the “Executive”).

WHEREAS, the Company desires to engage the Executive to serve the Company as the President and Chief Executive Officer (“CEO”) and the Executive desires to serve as the President/CEO  of the Company; and

WHEREAS, the Company and the Executive came to an agreement on the material terms and conditions under which the Executive will render services to the Company, pursuant to the Binding Term Sheet dated January 27, 2012 (the “Term Sheet”);

WHEREAS, the Executive has been rendering services to the Company under the Term Sheet effective as of January 23, 2012; and

WHEREAS, the Term Sheet contemplated that the Executive and the Company would enter into a long form Agreement as soon as reasonably possible and the Executive and the Company now wish to enter into such long form Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

1.         Employment; Duties.  The Company engages the Executive to serve as CEO  of the Company.  The Executive shall serve the Company in such capacity for the “Employment Period” as defined in Section 2.  The Executive agrees that during the term of his employment hereunder, he shall devote one hundred percent (100%) of his professional working time, attention, knowledge and experience and give his best effort, skill and abilities to promote the business and interests of the Company as directed by the Board of Directors of the Company or a committee of the Board of Directors to which the Board of Directors has duly delegated authority thereof (collectively, the “Board”).  The Executive agrees to faithfully and diligently perform such reasonable duties commensurate with the position of CEO as may from time to time be assigned to the Executive by the Board.

2.         Employment Period.  This Agreement shall have an initial term of three (3) years to be effective commencing as of January 23, 2012 and ending on the third anniversary thereof (the “Initial Employment Period”), unless sooner terminated in accordance with the provisions of Section 7 or Section 8.  This Agreement shall automatically renew and continue to remain in effect after the Initial Employment Period for successive one year periods (each, a “Renewal Employment Period”), until terminated as provided herein, unless either party provides the other party with written notice of non-renewal not later than One hundred eighty

CIG Wireless Corp. - Employment Agreement

(180) days prior to the expiration of the Initial Period or the anniversary of such date in any subsequent Renewal Employment Period.  The Initial Employment Period and each Renewal Employment Period of this Agreement are each referred to herein as an “Employment Period.”

3.         Compensation.

                        (a)        Base Compensation.  The Executive shall be paid a base salary of four hundred fifty thousand U.S. Dollars ($450,000) per year (the “Base Salary”).  The Base Salary is acknowledged by the Executive and the Company to have commenced as of January 23, 2012.  Three hundred thousand U.S. Dollars ($300,000) of the Base Salary amount shall be payable incrementally on a monthly basis and pro-rated for any partial month of employment, less any applicable statutory and regulatory deductions (the “Incremental Portion”).  The Incremental Portion of the Base Salary shall be payable in accordance with the Company’s regular payroll practices, as the same may be modified from time to time.  The remainder of the Base Salary, one hundred fifty thousand U.S. Dollars ($150,000), consists of a variable component (the “Variable Component”).  The Executive can earn between 0-100% of the Variable Component based on the evaluation of the Board. The goals in regard to the Variable Component will be geared to the rendering of services, measureable, and beneficial to the overall strategy of the Company.  All Variable Component goals will be set at the beginning of each year between the Executive and the Board.  Performance with respect to the Variable Component shall be measured at the end of the year.  The Variable Component with respect to the initial year of the Executive services will be set between the Executive and the Board as soon as reasonably possible after the date of signing this Agreement.

(b)        Non-Qualified Options.  The Executive has been granted stock options by the Board pursuant to the Term Sheet equal to 5.0% of outstanding shares of Common Stock as of January 27, 2012, having an Exercise Price of $3.00 per share, vesting 33.33% at signing, and 33.33% on each anniversary thereafter until vested in full (the “Non-Qualified Options”), exercisable for a period of five (5) years if Executive remains employed by the Company during such period.  The vested Non-Qualified Options shall be exercisable for a period of ninety (90) days after termination of employment.  The Non-Qualified Options have cashless exercisable provisions, and customary stand-down on trading during financings and public offerings.

(c)        Qualified Options. The Executive has been granted stock options by the Board pursuant to the Term Sheet equal to 4.9% of outstanding shares of Common Stock as of January 27, 2012, to be issued as a qualified stock option under a Company Incentive Plan (the “CEO Qualified Options”).  The CEO Qualified Options have been authorized to be issued by the Board pursuant to the Term Sheet at an Exercise Price of fair market value as determined by the volume weighted average price per share with respect to the twenty (20) trading days prior to January 27, 2012.  The CEO Qualified Options vest 25% at signing and 25% on each anniversary on which the Executive is employed by the Company, until vested in full, exercisable for five (5) years if the Executive remains employed with the Company as of the respective dates of exercise of such options.  The vested CEO Qualified Options have a ninety (90) day exercise period after termination of employment of the Executive, and include cashless exercisable provisions and customary stand-down on trading during financings and public offerings (the CEO Qualified

CIG Wireless Corp. - Employment Agreement

Options referred to together with the CEO Non-Qualified Options are the “CEO Options”). In the event of any voluntary termination of the Executive without Cause by the Company, all CEO Options shall fully vest.

            (i)         To the extent other senior management join the Company, and at the recommendation of the Executive such persons are awarded Qualified Plan options, then the CEO Qualified Options will be proportionately reduced, starting with unvested CEO Qualified Plan Options.  All grants of Qualified Plan options shall remain subject to the sole discretion of the Board and/or committees or administrators appointed by the Board.

            (ii)        During the term of Agreement or extension of this Agreement, upon the Company achieving market capitalization of at least one hundred fifty million U.S. dollars ($150,000,000) and one hundred twenty (120) trading days’ volume weighted average price (VWAP) price of not less than five U.S. dollars ($5.00) per share, the Board will grant the Executive additional non-qualified options representing 2.5% of the issued and outstanding Common Stock, with an exercise price per share of four U.S. dollars ($4.00) per share, vesting 33.33% at the date of grant, and 33.33% on each anniversary thereafter on which the Executive is employed by the Company, until vested in full, exercisable for five (5) years if employed by the Company (the “Performance Options”).  The Performance Options will have a ninety (90) day exercise period post-employment of the Executive, and will include cashless exercisable provisions and customary stand-down on trading during financings and public offerings.

(iii)       The CEO Options and Performance Options will vest and become fully exercisable in the event of a sale of the entire Company or more than 50% of assets of the Company.

(iv)       The CEO Options and Performance Options will be adjusted to proportionately reflect the effects of all forward and reverse stock splits, stock dividends, consolidations and reorganizations.

(d)       Liquidity Limitations; Call Option; Right of First Refusal.

            (i)         The Executive agrees not to sell any shares (except in the event of change in control of the Company) until the earlier of (1) six (6) months after the date the shares are first listed for trading on Nasdaq or other national stock exchange, or (2) the third anniversary of January 27, 2012.  The Executive will not sell more than 10% of the twenty (20) trading day average trading if the VWAP per share for such period is under five U.S. dollars ($5.00) per share.

            (ii)        Subject to the liquidity limitation of Section 3(d)(i) above, the Executive will not sell more than 15% of the twenty (20) trading day average volume of Company Common Stock, if the VWAP for such period is under ten U.S. dollars ($10.00) per share of Company Common Stock.

            (iii)       Subject to the liquidity limitations of Sections 3(d)(i) and 3(d)(ii) above, the Executive will not sell more than 20% of the twenty (20) trading day average volume

CIG Wireless Corp. - Employment Agreement

of Company Common Stock, if the VWAP for such period is under $12.50 per share of Company Common Stock.

            (iv)       The Executive hereby grants a call option and a right of first refusal to the Company with respect to shares of Company Common Stock owned by the Executive, at the same price and on the same terms as any bona fide third party offer or intended open market sale by the Executive.  The Executive shall provide the Company with not less than five (5) business days’ advance written notice prior to executing any such sale, whereby the Company may exercise the call option and/or right of first refusal on the same terms as such third party offer or intended open market sale by the Executive provided that written notice of such exercise is given to the Executive prior to the lapse of such five (5) business days.  The closing of such transaction by the Company shall be not more than ten (10) days after the date of notice of exercise by the Company.

(e)        Expense Reimbursement.  The Executive shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, communications, and matters related to the Company's business and affairs if made in accordance with written Company policy as in effect from time to time as determined by the Board.

(f)        Vacation.  The Executive shall be entitled to vacation in accordance with written Company policy as in effect from time to time as determined by the Board.  No compensation shall be paid for accrued but untaken vacation.

(g)        Benefits.  The Executive shall be entitled to participate in employee benefit programs as the Board of Directors may authorize from time to time including, without limitation, Company health insurance similar to Blue Cross and Blue Shield, savings plans as established by the Board (such as, but not limited to, a 401(k)), reasonable local housing costs in Atlanta, a reasonable Company car, and term life insurance policy for Executive with payout for the benefit of the spouse or estate of Executive, as determined by the Executive, in the amount of five million dollars ($5,000,000).  The proceeds of such life insurance policy shall in the event of demise of the Executive first be applied to satisfy any and all remaining obligations due and payable by the Company to the Executive, and thereafter the remaining balance of proceeds of such life insurance policy shall be paid to the estate of the Executive.  The Company shall cover reasonable attorney fees for estate planning in the event of any limited guarantees are required to be given by the Executive for the benefit of the Company.

(h)        Indemnification Agreement.   The Company will maintain the effectiveness of the Indemnification Agreement executed between the Company and the Executive, and will obtain Director’s and Officer’s Insurance coverage of Five Million dollars of coverage, including coverage of the Executive. This Director’s and Officer’s Insurance coverage shall be reviewed annually and adjusted accordingly to sales volumes

CIG Wireless Corp. - Employment Agreement

            4.         [Reserved]

5.         Return of Documents and Property.  Upon the expiration or termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

6.         [Reserved]

7.         Termination.

(a)        Manner of Termination. The Company and the Executive may terminate this Agreement, with or without Cause, in accordance with the provisions of this Section 7.

(b)        Termination Without Cause.  The Company may terminate this Agreement without Cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Executive, provided however, that if the Company terminates this Agreement other than for Cause during the Employment Period the Company shall pay to the Executive payments equivalent to Executive’s annual Base Salary if terminated without cause the base salary should include the full base salary of $450,000 following such termination date in accordance with the Company’s regular payroll procedures for nine (9) months after notice thereof, plus vesting of any and all unvested options, plus reimbursement of any and all reasonable and pre-approved expenses incurred by the Executive as of the date of notice of such termination.  All such consideration and payments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive.

(c)        Termination for Cause.  The Company may terminate this Agreement for Cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Executive.  For purposes of this Agreement, “Cause” shall mean, with respect to the Executive, (i) gross negligence in connection with Executive’s duties rendered to the Company; (ii) willful misconduct material to the business of the Company;; (iii) (iv) the commencement of any bankruptcy proceedings by the Executive (whether voluntary or involuntary); (v) dereliction of duties; (vi) breach of corporate or securities laws or rules, but only if admitted by Executive in writing or as determined by a court of competent jurisdiction; or (vii) the conviction of the Executive of fraud, dishonesty or other criminal offense with the penalty of imprisonment, whether or not such alleged felony was committed in connection with the Company's business.  Notwithstanding anything to the contrary herein, the Company shall notify Executive in writing of the existence of any purported basis for termination for “Cause”, and shall provide Executive with period of not less than ten (10) business days to cure the basis for “Cause” after such due notice.

CIG Wireless Corp. - Employment Agreement

(d)       Termination by Executive. The Executive may terminate this Agreement at any time during the Employment Period for any reason upon ninety (90) days advance written notice of termination to the Company.

(e)        Effect of Termination.  Except as otherwise provided herein with respect to a termination pursuant to Section 7(b) or to the extent of Section 8, in the event this Agreement is terminated pursuant to this Section 7, the Executive's rights and the Company's obligations hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive Base Salary plus accrued bonus, options and all other compensation or benefits provided for in this Agreement, and the Executive shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the date of such termination, except as required by applicable law.  Any termination under this Section 7 is subject to the provisions of Sections 18 and 20 hereof.

(f)        Relinquishment of Authority.  Notwithstanding anything to the contrary set forth herein, upon written notice to the Executive, the Company may immediately relieve the Executive of all his duties and responsibilities hereunder and may relieve the Executive of authority to act on behalf of, or legally bind, the Company; provided, however, such action shall not affect any other provision of this Agreement.

(g)        Transition Services and Certifications. Following any termination for any reason, the Executive shall render any and all services reasonably necessary for the Company to facilitate proper transition of the Company’s books and records and the Executive shall certify to the Company that any and all books and records maintained during the period of Executive’s services to the Company were true and complete and did not contain any material misstatements or omissions or any misleading information of any nature or kind, and that all controls and procedures of the Company under the management authority of Executive during the period of employment were properly observed during the period of service of the Executive.

8.         Disability: Death.

(a)        If, prior to the expiration of any applicable Employment Period, the Executive shall be unable to perform his duties hereunder by reason of physical or mental disability for at least ninety (90) calendar days, the Company shall have the right to terminate this Agreement and the remainder of the Employment Period by giving written notice to the Executive to that effect.  Immediately upon the giving of such notice, the Employment Period shall terminate.

(b)        Upon termination of this Agreement pursuant to Section 8(a), the Executive shall (i) be paid his Base Salary for nine (9) months after such termination, (ii) all options vested as of such termination date shall remain in full force and effect, and (iii) all non-vested options shall terminate.  All other compensation and benefits provided for in Section 3 of

CIG Wireless Corp. - Employment Agreement

this Agreement shall cease upon termination pursuant to Section 8(a), except as otherwise required by applicable law.

(c)        In the event of a dispute as to whether the Executive is disabled within the meaning of Section 8(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the chief of staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose.  The cost of any such medical examination shall be borne by the requesting party.

(d)       If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall die, the Executive's estate shall be paid his Base Salary stock options and other compensation due for nine months after such date of death.  Except as otherwise provided in this Section 8(d), upon the death of the Executive, the Employment Period shall terminate without further notice and the Company shall have no further obligations hereunder, including, without limitation, obligations with respect to compensation, options and benefits provided for in Section 3 of this Agreement, other than as set forth in the immediately preceding sentence or as otherwise required by law.  Any termination under this Section 8 is subject to the provisions of Section 18 hereof.

9.         No Conflicts.  The Executive has represented and hereby represents to the Company and its affiliates that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.  For purposes of this Agreement, “affiliate” shall include any subsidiary in the case of the Company, and any person or entity directly or indirectly controlled by or controlling the Company.

10.       Non-competition.   Except as authorized by the Board of Directors, during the Executive’s employment by the Company and for a period of one year thereafter, Executive will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business in the United States; or (iv) engage in any practice the purpose or effect of

CIG Wireless Corp. - Employment Agreement

which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any business carried on or planned to be carried on by the Company or any of its subsidiaries or affiliates.  In the event that the Executive’s employment by the Company is terminated without Cause, as described in Section 7(b) hereof, the limitations of this Section 10 shall cease to apply as of the final payment made in respect of the termination of the Executive’s employment with the Company as set forth in Section 7(b) above.

11.       Non-Solicitation.  During the Executive’s employment by the Company and for a period of one year thereafter (the “Restricted Period”), the Executive, directly or indirectly, whether for his account or for the account of any other individual or entity, shall not solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were either customers of the Company during the time the Executive was employed by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of the Executive’s employment.  The Executive further agrees that during the Restricted Period, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time the Executive was employed by the Company, to terminate his or her employment relationship with the Company or to become employed by the Executive or any individual or entity by which the Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.

12.       Enforcement.  The Executive agrees that any breach of the provisions of this Agreement would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Executive violates or threatens to violate the provisions of this Agreement, as well as damages, including, without limitation consequential damages, and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond.  Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach.  A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

13.       Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (ii) Executive and his executors, administrators, heirs and legal representatives.  Since the Executive’s services are personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

CIG Wireless Corp. - Employment Agreement

14.       Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered one (1) business day after being sent via overnight courier to the other party at the address provided under ancillary delivery hereto.  Any party may give notice by any other means, including, without limitation, personal delivery or electronic mail; however, such alternative mode of delivery of notice shall be deemed given only upon actual receipt by the other party.  Any party may change the address of notice by giving notice in the foregoing manner.  Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of record on file with the Company; and properly addressed to the Company if addressed to:

CIG Wireless Corp.

5 Concourse Parkway, Suite 3100

Atlanta, GA 30328

With a copy to:

                        Wuersch & Gering LLP

                        100 Wall Street, 21st Floor

                        New York, Ne w York 10005

                        Telephone:  212-509-5050

                        Telecopier:  212-509-9559

Attention:  Travis L. Gering, Esq.

15,       Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to such subject matter, including without limitation, the Term Sheet.

16.       Severability.  It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by arbitration or any court having jurisdiction that any provision contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitral body or court may determine or indicate to be reasonable.  Alternatively, if the arbitrable body or court finds that any provision or restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.  The provisions of this Agreement shall in no respect limit or otherwise affect the Executive's obligations under any other agreements with the Company.

17.       No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, including without limitation, the estate and heirs of Executive.

CIG Wireless Corp. - Employment Agreement

18.       Effects of Termination.  Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 7 or Section 8 or expires by its terms, the provisions of Sections 4-6 and 10-23 of this Agreement shall survive and continue in full force and effect.

19.       Arbitration.  All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the American Arbitration Association (the “AAA”).  The place of arbitration shall be New York.  The Arbitration shall be conducted in English by a panel of three (3) arbitrators appointed in accordance with the rules of the AAA.  Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction.  The arbitrator shall have power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property.  To the extent required for purposes of interpretation of this Agreement, the law of the State of New York shall apply.

20.       Amendments & Waivers.  This Agreement cannot be modified, altered or amended except by a writing signed by both parties.  No waiver by either party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

21.       Fees and Expenses; Counsel.  Each party shall pay its own respective fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Executive acknowledges that the Company counsel is not acting as counsel to the Executive.

22.       Construction.

(a)        The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)        The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(c)        Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(d)       Any reference herein to “including” shall be interpreted as “including without limitation.”

CIG Wireless Corp. - Employment Agreement

(e)        Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

23.       Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  Signatures hereto may be delivered via fax or any other mode of electronic delivery, each of which shall be an original for all purposes.

[Signature Page Follows]

CIG Wireless Corp. - Employment Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 25th day of July, 2012.

                                                EXECUTIVE

/s/ PAUL MCGINN

Name: Paul McGinn

THE COMPANY: CIG Wireless Corp.

   By:   /s/ ROMAIN GAY-CROSIER

            Name:  Romain Gay-Crosier

            Title:    CFO